SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 1, 2013

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement

On February 1, 2013, Winthrop Realty Trust (“Winthrop”) and its operating partnership, WRT Realty, L.P. (collectively the “Company”), entered into a Third Amended and Restated Advisory Agreement with FUR Advisors LLC (the “Amended and Restated Advisory Agreement”).  The Amended and Restated Advisory Agreement, which is effective as of January 1, 2013, provides for a term of five years, subject to earlier termination (i) by the Company with Cause (as defined) on one business days prior notice or without Cause on 60 days prior notice or (ii) by FUR Advisors LLC (the “Advisor”) with Cause (as defined) on one business days prior notice or without Cause on 120 days prior notice.

With respect to the compensation payable to the Advisor, the calculation of existing fees payable to the Advisor, which consist of a Base Management Fee and, in certain cases, an Incentive Fee and an Incentive Termination Fee (each as defined) were not changed except that:  (i) any dividends paid on account of the Trust’s Common Shares of Beneficial Interest (“Common Shares”) that result in a reduction of the Hurdle at the date of a Liquidation or Disposition (as defined) are deemed a reduction in the aggregate issuance price of the Common Shares, (ii) the growth factor on the Hurdle (as defined) was changed from 7% per annum to the greater of (x) 4% or (y) the 5 year U.S. Treasury Yield plus 2.5% (the “Growth Factor”); and (iii) the Incentive Termination Fee will not be payable if the Amended and Restated Advisory Agreement is terminated for Cause by the Company or without Cause by the Advisor.

In addition, the definition of “Hurdle” was updated to provide for the actual Hurdle amount at December 31, 2012.  Accordingly, as now defined, the “Hurdle” equals:

(x)           $534,223,711 (the Hurdle amount at December 31, 2012) increased by the issuance price of all Common Shares issued after January 1, 2013 (including the conversion price of any securities actually converted into Common Shares) and decreased by (1) the redemption price of all Common Shares redeemed after January 1, 2013 and (2) all dividends paid from and after January 1, 2013, plus

(y)           a return on the amount calculated in (x) above, as adjusted, equal to the Growth Factor as determined at the end of each fiscal quarter, compounded annually taking into account the timing of any such adjustments.

At December 31, 2012, the Hurdle equaled $16.18 per Common Share and the Growth Factor was approximately $0.1625 per Common Share per quarter.  Accordingly, assuming no additional Common Shares are issued or redeemed, if the Company were to pay a quarterly dividend of less than $0.1625 per Common Share, the Hurdle would increase, and if the Company were to pay a quarterly dividend of more than $0.1625 per Common Share, the Hurdle would decrease.

The Amended and Restated Advisory Agreement further provides that the Advisor would be entitled to an additional fee (the “Supplemental Fee”) solely in the event of (i) a termination of the Amended and Restated Advisory Agreement for any reason other than for Cause by the Company or without Cause by the Advisor, (ii) a disposition of all or substantially all of the assets of the Company, or (iii) the election by the Company to orderly liquidate its assets.  As with the Incentive Termination Fee, the Supplemental Fee will not be payable if the Amended and Restated Advisory Agreement is terminated by the Company for Cause or by the Advisor without Cause.  The Supplemental Fee is equal to the lesser of (i) the Base Management Fee paid to the Advisor for the prior twelve month period or (ii) either (x) in the case of a termination of the Amended and Restated Advisory Agreement, 20% of the positive difference, if any between (A) the appraised net asset value of the Company’s assets at the date of termination and (B) the Hurdle minus $104,980,468, or (y) in the case of a disposition or liquidation 20% of any dividends paid on account of Common Shares at such time as the Hurdle is less than $104,980,468 but not less than zero, including 20% of the portion of any dividend in excess of the amount thereof which reduced the Hurdle to less than $104,980,468.  If the Supplemental Fee had been payable as of January 1, 2013, the Advisor would have been entitled to 20% of all dividends paid in excess of approximately $13.00 per Common Share up to approximately $14.36 per Common Share which would result in a maximum total Supplemental Fee of $8,950,000 (the Base Management Fee for calendar 2012).

In the event that the Supplemental Fee is payable in connection with a disposition, the entire fee is payable upon such disposition.  In all other cases where the Supplemental Fee is payable, the Company is permitted to defer payment of the first $3,000,000 of the Supplemental Fee (the “Initial Amount”) for 30 days and the balance, if any, for a period of six months.  If it is determined that the Supplement Fee is less than the Initial Amount, the Advisor is obligated to promptly return to the Company the difference between the Initial Amount and the actual Supplemental Fee.   Upon the termination of the Amended and Restated Advisory Agreement in connection with a disposition, all fees payable to the Advisor are required to paid in immediately available funds.  In all other cases where the Amended and Restated Advisory Agreement is terminated, the Company is required to pay the Supplemental Fee, if any, in immediately available funds and is permitted to pay the Incentive Termination Fee, if any, in a number of freely tradable Common Shares (subject only to standard securities law restrictions) equal to the amount due to the Advisor divided by the greater of (x) the closing price for the Common Shares on the date of termination of the Amended and Restated Advisory Agreement or (y) $11.05 (which was the closing price of the Common Shares on December 31, 2012).

Winthrop also entered into amendments to the Exclusivity Services Agreement between Winthrop and Michael L. Ashner (“Ashner”) and the Covenant Agreement between Winthrop and FUR Investors LLC (“FUR Investors”), an affiliate of the Advisor.  The amendment to the Exclusivity Services Agreement provides that upon the election of the Company to liquidate, in lieu of requiring Ashner to offer all Business Opportunities (as defined) to Winthrop, Winthrop will have a right of first refusal with respect to any Business Opportunities for a period from and after the later of (x) two years from the liquidation or (ii) the date on which Winthrop has paid aggregate dividends on its Common Shares sufficient to reduce the Hurdle to $104,980,468.  This right of first refusal will end at such time as the Advisory Agreement has been terminated by the Company without Cause, or by the Advisor for Cause.  Both the Exclusivity Services Agreement and the Covenant Agreement were modified to provide that Ashner or FUR Investors, as applicable, will have the right to terminate the Exclusivity Services Agreement or the Covenant Agreement, as applicable, from and after the date that the Amended and Restated Advisory Agreement is terminated by the Company without Cause, or by the Advisor for Cause.

The descriptions of the Amended and Restated Advisory Agreement, the Amendment to the Exclusivity Agreement and the Amendment to the Covenant Agreement contained herein are qualified in their entirety by reference to the full text of the Amended and Restated Advisory Agreement, the Amendment to the Exclusivity Agreement and the Amendment to the Covenant Agreement, copies of which are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the entering into of the Amended and Restated Advisory Agreement, Winthrop issued to Michael L. Ashner, the Chairman and Chief Executive Officer of Winthrop, and Carolyn Tiffany, the President of Winthrop, 66,667 and 33,333 restricted Common Shares, respectively, which Common Shares were issued under Winthrop’s 2007 Long Term Incentive Plan.  The Common Shares issued to Mr. Ashner and Ms. Tiffany are subject to forfeiture and other restrictions as described below.

In addition, the Board has authorized the issuance of an additional 500,000 restricted Common Shares (the “Additional Awarded Shares”) which will be issued at such time, if at all, as Winthrop is authorized to issue additional restricted Common Shares to its officers, the Advisor and employees of the Advisor or its affiliates that provide services to Winthrop, which shares, if and when issued, will be subject to similar restrictions to those awarded to Mr. Ashner and Ms. Tiffany.  The Additional Awarded Shares will be issued, if approved, as follows:  131,333 to Mr. Ashner; 68,667 to Ms. Tiffany; 75,000 to each of John Garilli, Winthrop’s Chief Financial Officer and John Alba, Winthrop’s Chief Investment Officer; and the remaining 150,000 to be issued to other employees of the Advisor or its affiliates that provide services to Winthrop as determined by the Advisor.

The Common Shares issued to Mr. Ashner and Ms. Tiffany and, if and when issued, the Additional Awarded Shares, are subject to the following restrictions:

1.	The Common Shares awarded to any person will be forfeited if such person does not remain in continuous service with the Advisor through January 1, 2018.

2.
The Common Shares will immediately vest and no longer be subject to forfeiture on the earlier of (i) January 1, 2018, (ii) upon a Change in Control (as defined), (iii) if the Amended and Restated Advisory Agreement is terminated by the Company for any reason other than Cause, or by the Advisor for Cause, or (iv) the death or disability of the holder.  Change in Control is defined as the occurrence of any of the following, in one transaction or a series of related transactions: (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becoming a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Winthrop representing more than 50% of the voting power of Winthrop’s then outstanding securities; (2) a consolidation, equity exchange, reorganization or merger of Winthrop resulting in the equity holders of Winthrop immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event; (3) the sale or other disposition of all or substantially all the assets of Winthrop; or (4) a dissolution of Winthrop.

3.	So long as the Common Shares awarded are subject to forfeiture, the secretary of Winthrop has the sole and exclusive right to exercise all voting rights with respect to the awarded Common Shares.

4.
Until the Common Shares awarded are no longer subject to forfeiture, all cash dividends payable thereon will be payable as follows:  (i) the holder will receive a portion of the dividend equal to (i) five percent, multiplied by (ii) the number of full calendar quarters that have transpired between January 1, 2013 and the applicable dividend payment date, less any required tax withholding and (ii) the remaining portion of the dividend will be held by Winthrop in escrow and will only be paid to the holder thereof if and when the Common Shares awarded are no longer subject to forfeiture.  If the Common Shares awarded are forfeited, then the dividends held in escrow will similarly be forfeited.

The descriptions of the foregoing Common Share grants contained herein are qualified in their entirety by reference to the full text of the Restricted Share Award Agreements, copies of which are attached hereto as Exhibit 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Third Amended and Restated Advisory Agreement, dated February 1, 2013, among Winthrop Realty Trust, WRT Realty, L.P. and FUR Advisors LLC
10.2	Amendment No. 2 to Exclusivity Services Agreement, dated as of February 1, 2013, between Winthrop Realty Trust and Michael L. Ashner.
10.3	Amendment No. 1 to Covenant Agreement, dated as of February 1, 2013, between Winthrop Realty Trust and FUR Investors LLC.
10.4	Restricted Share Award Agreement, dated February 1, 2013, between Winthrop Realty Trust and Michael L. Ashner.
10.5	Restricted Share Award Agreement, dated February 1, 2013, between Winthrop Realty Trust and Carolyn Tiffany.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day of February, 2013.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chief Executive Officer